EXHIBIT 10.1

LIMITED WAIVER AND FIRST AMENDMENT TO FIRST AMENDED AND
RESTATED CREDIT AGREEMENT AND REVOLVING LINE OF CREDIT NOTE

THIS LIMITED WAIVER AND FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND REVOLVING LINE OF CREDIT NOTE (this “Amendment”), is made and entered into as of April 5, 2012,  by and between ENGlobal Corporation, a Nevada corporation (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS:

WHEREAS, Borrower and Bank are parties to that certain First Amended and Restated Credit Agreement dated as of August 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), whereby Bank has extended to Borrower a revolving line of credit in an amount up to thirty five million dollars ($35,000,000.00) pursuant to the Agreement and the other Loan Documents; and

WHEREAS, the indebtedness of Borrower under the Agreement is evidenced by that certain Revolving Line of Credit Note dated as of June 24, 2011 by Borrower in favor of Bank in the aggregate principal amount of thirty five million dollars ($35,000,000.00) (as amended, restated, supplemented or otherwise modified from time to time, the “Note”); and

WHEREAS, ENGlobal U.S. Inc., ENGlobal Emerging Markets, Inc., and ENGlobal Government Services, Inc. (collectively, the “Guarantors”, and each a “Guarantor”) each executed a certain Continuing Guaranty (collectively the “Guaranties”) dated as of February 28, 2011, pursuant to which each of the Guarantors guaranteed to Bank the payment of the Indebtedness (as defined in the Guaranties); and

WHEREAS, Borrower and the Guarantors have requested that Bank waive a certain Event of Default under the Agreement and make certain amendments to the Agreement and the Note; and

WHEREAS, Bank is willing to waive such Event of Default and make such amendments, in each case, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2

AMENDMENTS TO THE AGREEMENT

Section 2.1 Amendment to Section 1.1(a).  Effective as of the date hereof, the first sentence of Section 1.1(a) of the Agreement is hereby amended in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including May 31, 2012, not to exceed at any time the aggregate principal amount of Thirty Five Million Dollars ($35,000,000.00) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements.”

Section 2.2 Amendment to Section 1.2(c).  Effective as of the date hereof, Section 1.2(c) is hereby amended in its entirety to read as follows:

“Borrower shall pay to Bank a fee equal to 50 basis points (0.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.”

Section 2.3 Amendments to Section 4.3.  Effective as of the date hereof, Section 4.3 is hereby amended by deleting paragraphs (e) and (g) and adding the following paragraphs (e), (g), (h), (i) and (j):

“(e)  no later than Friday of each week and as of the Friday of the previous week, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and  promptly upon each request from Bank, a list of the names and addresses of all Borrower’s account debtors;

(g) delivered on Friday of each week, a consolidating cash flow forecast for the following 13-week period;

(h) delivered on Friday of each week, a written narrative report of Borrower’s management detailing the efforts of the Borrower and its agents in procuring a replacement lender and the status of same;

(i)  no later than April 30, 2012, a fully-executed written commitment from a replacement lender, in form and substance reasonably satisfactory to Bank in its sole discretion, providing for a facility in an amount sufficient to pay all amounts due under this Agreement to Bank in full; and

(j)  from time to time such other information as Bank may reasonably request.”

Section 2.4 Amendment to Section 4.9.  Effective as of the date hereof, Section 4.9 is hereby amended by adding the following paragraph (d):

“(d)  Borrower shall not have a negative net income (excluding discontinued operations) determined in accordance with generally accepted accounting principles consistently applied for the fiscal quarter ended March 31, 2012.”

Section 2.5 Amendment to Section 6.1.  Effective as of the date hereof, Section 6.1 is hereby amended by adding the following paragraph (j):

“(j)  Any default in the performance of or compliance with the covenants contained in Section 4.3(e), (g), (h) or(i).”

ARTICLE 3

AMENDMENTS TO THE NOTE

Section 3.1 Amendment to Paragraph (a) Under the Heading “INTEREST”.  Effective as of the date hereof, the first sentence of paragraph (a) of the Note immediately under the heading “INTEREST” is hereby amended in its entirety to read as follows:

“The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) at the lesser of (i) a fluctuating rate per annum determined by Bank to be six percent (6.00%) above Daily One Month LIBOR in effect from time to time, or (ii) the Maximum Rate.”

Section 3.2 Amendment to Paragraph (a) Under the Heading “BORROWING AND REPAYMENT”.  Effective as of the date hereof, the last sentence of paragraph (a) of the Note immediately under the heading “BORROWING AND REPAYMENT” is hereby amended in its entirety to read as follows:

“The outstanding principal balance of this Note shall be due and payable in full on May 31, 2012.”

Section 3.3 Amendment to Paragraph Under the Heading “EVENTS OF DEFAULT”.  Effective as of the date hereof, the first sentence of the paragraph of the Note immediately under the heading “EVENTS OF DEFAULT” is hereby amended in its entirety to read as follows:

“This Note is made pursuant to and is subject to the terms and conditions of that certain First Amended and Restated Credit Agreement between Borrower and Bank dated as of August 1, 2011, as amended from time to time (the “Credit Agreement”).”

ARTICLE 4

LIMITED WAIVER

Section 4.1 Limited Waiver of Event of Default.  Subject to the terms and conditions set forth herein, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, Bank hereby waives any Event of Default under Section 6.1(c) of the Agreement which arises solely from Borrower’s failure to satisfy the Fixed Charge Coverage Ratio covenant set forth in Section 4.9(b) of the Agreement with respect to the trailing 12-month period ended on December 31, 2011 (the “Specified Default”).

ARTICLE 5

CONDITIONS PRECEDENT

Section 5.1 Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Bank shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Bank:

(1) Resolutions.  Resolutions of the Board of Directors of Borrower and each Guarantor certified by its respective Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower and the Guarantors, as applicable, of this Amendment; and

(2) Additional Information.  Bank shall have received such additional documents, instruments and information as Bank or its legal counsel, Vinson & Elkins LLP, may reasonably request.

(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof;

(c) Except for the Specified Default, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be reasonably satisfactory to Bank and its legal counsel, Vinson & Elkins LLP.

ARTICLE 6

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

Section 6.1 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.  Borrower and Bank agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 6.2 Representations and Warranties.  Borrower and each of the Guarantors hereby represent and warrant to Bank that the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower or such Guarantor, as applicable, and will not violate the articles of incorporation or bylaws of Borrower or such Guarantor, as applicable.  Borrower hereby further represents and warrants to Bank that (a) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (b) except for the Specified Default, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (c) except for the Specified Default, Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

Section 6.3 Deposit Accounts.  Borrower and each of the Guarantors, for its own account, represents and warrants to Bank that Exhibit A attached hereto sets forth a true, accurate and complete listing of all deposit, commodity, securities and other accounts of Borrower or such Guarantor, as applicable.

ARTICLE 7

WAIVER, RELEASE AND INDEMNIFICATION

Section 7.1 Waiver, Release and Covenant Not to Sue.  BORROWER AND EACH OF THE GUARANTORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGE AND AGREE THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST BANK, ANY OF ITS AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES

(COLLECTIVELY, THE “BANK-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR AMOUNTS OWED UNDER THE LOAN DOCUMENTS OR ANY LIENS OR SECURITY INTERESTS OF BANK.  IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF BANK TO ENTER INTO THIS AMENDMENT, BORROWER AND EACH OF THE GUARANTORS HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVE AND FULLY AND FINALLY RELEASE AND FOREVER DISCHARGE THE BANK-RELATED PARTIES FROM ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT WHICH BORROWER OR ANY OF THE GUARANTORS NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD (COLLECTIVELY, THE “RELEASED CLAIMS”), SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO.  BORROWER AND EACH OF THE GUARANTORS FURTHER COVENANT AND AGREE NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE, OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE BANK-RELATED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS.  THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE BANK-RELATED PARTIES BY BORROWER OR ANY OF THE GUARANTORS AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY BORROWER OR ANY OF THE GUARANTORS IN FAVOR OF ANY OF THE BANK-RELATED PARTIES.

Section 7.2 Indemnification.  IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN DOCUMENTS, BORROWER AND EACH OF THE GUARANTORS SHALL AND DO HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE BANK-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS.  IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE BANK-RELATED PARTIES, BORROWER AND EACH OF THE GUARANTORS SHALL, AT BANK’S REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF BORROWER AND EACH OF THE GUARANTORS, BY COUNSEL SELECTED BY BORROWER SUBJECT TO THE REASONABLE APPROVAL OF BANK.  NOTWITHSTANDING ANY PROVISION OF THIS

AMENDMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS OWED PURSUANT THE AGREEMENT, THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

Section 8.2 Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 8.3 Expenses of Bank.  As provided in Section 7.3 of the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Bank’s legal counsel, and all costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the reasonable costs and fees of Bank’s legal counsel.

Section 8.4 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 8.5 No Course of Dealing/Conduct. Borrower and each of the Guarantors hereby acknowledge and agree that (a) notwithstanding Bank’s limited waiver as set forth in Section 4.1 of this Amendment, Bank reserves the right to strictly enforce this Amendment and, except as specifically and expressly limited herein, the Loan Documents; (b) Bank is under no duty or obligation of any kind or nature whatsoever to enter into any extension, renewal, restatement or modification of the Loan Documents, or grant Borrower or any of the Guarantors any additional period or type of forbearance or any extension of this Amendment or the Loan Documents; (c) except as explicitly set forth herein, Bank’s execution of this Amendment shall not be used to assert any waiver of Bank’s rights or remedies under the Loan Documents or applicable law; (d) this Amendment and accommodations made by Bank herein shall not constitute a “course of dealing” or a “course of conduct” in contravention of the Loan

Documents; (e) the execution and performance of this Amendment do not in any way release or constitute an accord and satisfaction or novation of any of the Loan Documents, all of the terms of which shall remain in full force and effect except as specifically and expressly limited herein; and (f) Borrower and each of the Guarantors hereby specifically ratify, reaffirm, and confirm each Loan Document to which it is a party and each and every provision thereof, including, without limitation, those agreements and documents listed on Exhibit B attached hereto.

Section 8.6 Reservation of Rights.  Bank expressly reserves any and all rights and remedies available to it under this Amendment and the Loan Documents, at law or in equity or otherwise.  Borrower and each of the Guarantors hereby acknowledge and agree that Bank has present, absolute, choate and fully perfected security interests in and liens on the collateral described in the Loan Documents, and that such security interests and liens are and remain properly perfected, first and valid, and are further enforceable against Borrower and the Guarantors in accordance with applicable law.  No failure to exercise, or delay by Bank in exercising, any rights, power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

Section 8.7 Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles.

Section 8.8 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Bank, Borrower, each of the Guarantors, and their respective successors and assigns, except neither Borrower nor any of the Guarantors may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Bank.  Nothing in this Amendment, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Amendment.

Section 8.9 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.10 Effect of Waiver.  No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 8.11 Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 8.12 Exhibits.  All exhibits hereto are incorporated herein by reference as if fully set forth herein.

Section 8.13 Non-Application of Chapter 346 of Texas Finance Code.  The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties not to be applicable to this Amendment or any of the Loan Documents or the transactions contemplated hereby.

Section 8.14 ENTIRE AGREEMENT.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

BORROWER:

ENGLOBAL CORPORATION

/s/   EDWARD L. PAGANO
       Edward L. Pagano
       President & Chief Executive Officer

BANK:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

/s/   NICHOLAS SCHOOLAR
       Nicholas Schoolar
       Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND FIRST AMENDMENT
TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

Each of the undersigned hereby consents and agrees to this Amendment including, without limitation, Sections 6.2, 6.3, 7.1, 7.2, 8.5, 8.6 and 8.8 hereof, and agrees that the Loan Documents to which it is a party including, without limitation, its respective Continuing Guaranty and Third Party Security Agreements set forth on Exhibit B are hereby ratified, reaffirmed, and confirmed, and are and shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of each of the undersigned enforceable against the undersigned in accordance with their respective terms.

ENGLOBAL EMERGING MARKETS, INC.

/s/   EDWARD L. PAGANO
       Edward L. Pagano
       President & Chief Executive Officer

ENGLOBAL U.S., INC.

/s/   EDWARD L. PAGANO
       Edward L. Pagano
       President & Chief Executive Officer

ENGLOBAL GOVERNMENT SERVICES, INC.

/s/   EDWARD L. PAGANO
       Edward L. Pagano
       President & Chief Executive Officer

[SIGNATURE PAGE TO LIMITED WAIVER AND FIRST AMENDMENT
TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT A

ACCOUNTS

Name	Description	Acct	Comments
Wells Fargo	Lockbox	202814
Wells Fargo	Cash-General Fund	4122017775	Master account
Wells Fargo	Cash-Payroll	4122017783	Payroll ZBA checking
Wells Fargo	Cash-Op Fund	9600134913	AP ZBA checking
Wells Fargo	Cash-Petty Checking	4122087588	Petty Cash
Wells Fargo		4124225327	ENGlobal U.S., Inc.
Wells Fargo	Client Trust Account	4122240633	ENG US - Alliance

A-1

EXHIBIT B

All documents now existing or hereafter executed by Borrower, Guarantors, or any of them, in favor of Bank, including without limitation the following (each of which shall be deemed “Loan Documents” for purposes of the Agreement as amended hereby):

1.	First Amended and Restated Credit Agreement dated August 1, 2011 between ENGlobal Corporation and Wells Fargo Bank, National Association.

2.	Revolving Line of Credit Note in the amount of $35,000,000 dated June 24, 2011 made by ENGlobal Corporation payable to Wells Fargo Bank, National Association.

3.	Security Agreement – Equipment – ENGlobal Corporation dated December 29, 2009.

4.	Continuing Security Agreement – Rights and Payment and Inventory – ENGlobal Corporation dated December 29, 2009.

5.	Third Party Security Agreement - Equipment – ENGlobal Emerging Markets, Inc. dated February 28, 2011.

6.	Third Party Security Agreement - Equipment – ENGlobal U.S., Inc. dated February 28, 2011.

7.	Third Party Security Agreement – Equipment – ENGlobal Government Services, Inc. dated February 28, 2011.

8.	Third Party Security Agreement - Rights to Payment and Inventory – ENGlobal Emerging Markets, Inc. dated February 28, 2011.

9.	Third Party Security Agreement - Rights to Payment and Inventory – ENGlobal U.S., Inc. dated February 28, 2011.

10.	Third Party Security Agreement – Rights to Payment and Inventory – ENGlobal Government Services, Inc. dated February 28, 2011.

11.	Continuing Guaranty – ENGlobal Emerging Markets, Inc. dated February 28, 2011.

12.	Continuing Guaranty – ENGlobal U.S. Inc. dated February 28, 2011.

13.	Continuing Guaranty – ENGlobal Governmental Services, Inc. dated February 28, 2011.

B-1